FOR IMMEDIATE RELEASE

Investor and Media Relations Contact:
Michael J. Veitenheimer
(800) 991-4441
mveitenh@us.bombayco.com

The Bombay Furniture Company of Canada Inc Files for Creditor Protection
Under CCAA

•	Stores will remain open for business as usual
•	Will fund operations, including employee salaries and benefits, and post-petition vendor payments during reorganization process

Toronto, Canada, September 20, 2007 – The Bombay Furniture Company of Canada Inc. (“Bombay-Canada”), a wholly –owned subsidiary of The Bombay Company, Inc. (“Company”), today announced that it has obtained an Order from the Ontario Superior Court of Justice providing it with protection from its creditors under the Companies’ Creditors Arrangement Act.

As previously announced, the U.S.-based parent company also filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code for itself and its U.S. subsidiaries in U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division. The Company has taken these actions after determining that this restructuring is in the best long-term interests of the Company, its employees, customers, creditors, business partners and other stakeholders. During this process, the Company intends to continue normal business operations.

“After considering a wide range of alternatives, this course of action was seen as the best route to help preserve our internationally respected brand while working to secure our future,” said David B. Stewart, Chief Executive Officer of the Company.  “With a tremendous talent pool and an excellent selection of high quality home accessories and furnishings, we are confident that our business will emerge from this process stronger and more competitive.  We are very grateful for the dedication and hard work of all our employees and look forward to providing them with a clear road map for success.”

To help fund the Company’s business during the restructuring, GE Corporate Lending and GE Canada Finance Holding Company have expressed a willingness to provide a $115 million debtor-in-possession (“DIP”) financing facility, of which up to $15 million would be for the benefit of the Canadian operations.  The Company will be seeking Bankruptcy Court approval of the DIP facility on Tuesday, September 25, 2007, and Bombay-Canada will be seeking Ontario Superior Court of Justice approval on September 26, 2007.

Safe Harbor Statement
Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward looking statements”).  Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the Company. These forward-looking statements include statements regarding the Company’s expectations concerning the bankruptcy process and the continuation of its day to day operations and payments to vendors and employees in the ordinary course.  Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain approval of the DIP facility; court approval of the Company’s first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; and other risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, the Company’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2007 and other filings with the Securities and Exchange Commission.  There can be no assurance that future developments affecting the Company will be those anticipated by management. The Company disclaims any obligation to update or revise any of the forward-looking statements that are in this news release.

About Bombay-Canada
Bombay-Canada sources and markets a unique line of home accessories, wall decor and furniture through 50 retail outlets throughout Canada.

Further information on The Bombay Company, Inc. can be found on the Company's website at www.bombaycompany.com.
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